UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 31, 2018

PAYMEON, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53574	20-4959207
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S Employer Identification Number)

2688 NW 29th Terrace, Oakland Park, Florida 33311

(Address of Principal Executive Offices) (Zip Code)

844-422-7258

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On October 31, 2018, Paymeon, Inc. (“Company”) announced in a press release that it had received new funding.  As of November 2, 2018, the Company has received $450,000 from accredited investors.  The Company has also received indications from additional accredited investors for additional investment of $75,000.  Terms of the funding provided for the purchase by accredited investors of restricted common shares from the Company for a price of $0.05 per share.  The current investment amount will result in the issuance of 9 million restricted common shares to the investors.  Investors also received warrants to purchase the same number of shares for a cash exercise price of $0.075 per share.  The warrants have a term of 5 years and are callable by the Company should the closing price of its common shares meet or exceed $1.00 per share for 20 consecutive trading days.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Press release of Paymeon, Inc., dated October 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAYMEON, INC.

By:	/s/ David Anderson
David Anderson
Chief Executive Officer
November 2, 2018